M.S.D.& T. Funds, Inc.
                                ("Registrant")
                                  Form N-SAR
                For the Twelve Month Period Ended May 31, 2001

Sub-Item 77B: Accountant's report on internal control

To the Board of Directors and the Shareholders of M.S.D.&T. Funds, Inc.:

In planning and performing our audits of the financial statements of Prime Money Market Fund, Government Money Market Fund, Tax-Exempt Money Market Fund, Growth & Income Fund, Equity Income Fund, Equity Growth Fund, Capital Opportunities Fund, International Equity Fund, Diversified Real Estate Fund, Limited Maturity Bond Fund, Total Return Bond Fund, Maryland Tax-Exempt Bond Fund, Intermediate Tax-Exempt Bond Fund, and National Tax-Exempt Bond Fund (comprising M.S.D.&T. Funds, Inc., hereafter referred to as the "Funds") for the year ended May 31, 2001, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses, as defined above as of May 31, 2001.

This report is intended solely for the information and use of the Board of Directors of M.S.D.&T. Funds, Inc., management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
July 19, 2001

                             M.S.D.&T. Funds, Inc.
                                ("Registrant")
                                  Form N-SAR
                For the Twelve Month Period Ended May 31, 2001

Sub-Item 77C: Matters submitted to a vote of security holders

At a Special Meeting of Shareholders of the Company's International Equity Fund held on April 27, 2001, the following actions were taken:

(1) Amendment No. 1 to the Advisory Agreement between the Company and Mercantile-Safe Deposit & Trust Company ("Merc-Safe") with respect to the International Equity Fund was approved as follows:

Votes For              Votes Against                        Abstained
6,832,504.369          59,428.224                           456,285.046

(2) A new Sub-Advisory Agreement between Merc-Safe and Morgan Stanley Dean Witter Investment Management Limited with respect to the International Equity Fund was approved as follows:

Votes For              Votes Against                        Abstained
6,787,218.740          55,313.661                           505,685.238

(3) A new Sub-Advisory Agreement between Merc-Safe and Julius Baer Investment Management Inc. with respect to the International Equity Fund was approved as follows:

Votes For              Votes Against                        Abstained
6,694,699.709          69,876.067                           583,641.862

(4) A revised investment objective for the International Equity Fund was approved as follows:

Votes For              Votes Against                        Abstained
6,637,781.855          120,298.322                          588,622.209

(5) A proposed "manager of managers" arrangement with respect to the International Equity Fund was approved as follows:

Votes For              Votes Against                        Abstained
6,726,321.200          138,463.839                          483,432.599

                             M.S.D.&T. Funds, Inc.
                                ("Registrant")
                                  Form N-SAR
                For the Twelve Month Period Ended May 31, 2001

Sub-Item 77D:  Policies with respect to security investment

       At the Regular Meeting of the Registrant's Board of Directors on April 27, 2001, the Board of Directors approved a change in the investment policies of the Registrant's Growth & Income and International Equity Funds by authorizing the each Fund to purchase and/or sell securities on a When-Issued or Forward Commitment Basis when deemed appropriate by the Fund's advisor.


                            M.S.D.&T. Funds, Inc.
                                ("Registrant")
                                  Form N-SAR
                For the Twelve Month Period Ended May 31, 2001

Sub-Item 77Q1: Exhibits
(b) Copies of the text of any proposal described in answer to sub-item 77D. Authorization to Purchase and/or Sell Securities on a When-Issued or
       --------------------------------------------------------------------
       Forward Commitment Basis for the Growth & Income and International Equity
       -------------------------------------------------------------------------
       Funds.
       -----

          RESOLVED, that, effective immediately, the Company's Growth & Income Fund and International Equity Fund be, and each of them hereby is, authorized to purchase securities on a when-issued basis and to enter into forward commitments to purchase or sell securities; and

          FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and directed to take any and all action necessary to implement the foregoing resolution, including, without limitation, the preparation of a supplement to the Statement of Additional Information with respect to such Funds and the filing of same with the Securities and Exchange Commission.

                             M.S.D.&T. Funds, Inc.
                                ("Registrant")
                                  Form N-SAR
                For the Twelve Month Period Ended May 31, 2001

Sub-Item 77Q1: Exhibits (continued)

(e) Copies of any new or amended Registrant investment advisory agreement.

       1. Addendum No. 1 dated July 5, 2000 to Advisory Agreement between Registrant and Mercantile-Safe Deposit & Trust Company with respect to the Capital Opportunities Fund is incorporated herein by reference to exhibit (d) (2) of Post-Effective Amendment No. 27 to the Registrant's Registration Statement filed on September 1, 2000.

       2. Amendment No. 1 dated April 27, 2001 to Advisory Agreement between Registrant and Mercantile-Safe Deposit & Trust Company with respect to the International Equity Fund is incorporated herein by reference to exhibit (d) (3) of Post-Effective Amendment No. 28 to the Registrant's Registration Statement filed on July 27, 2001.

       3. Sub-Advisory Agreement dated July 5, 2000 between Mercantile-Safe Deposit & Trust Company and Delaware Management Company with respect to the Capital Opportunities Fund is incorporated herein by reference to exhibit (d) (4) of Post-Effective Amendment No. 27 to the Registrant's Registration Statement filed on September 1, 2000.

       4. Interim Sub-Advisory Agreement dated January 26, 2001 between Mercantile-Safe Deposit & Trust Company and Morgan Stanley Dean Witter Investment Management Limited with respect to the International Equity Fund is incorporated herein by reference to exhibit (d) (5) of Post-Effective Amendment No. 28 to the Registrant's Registration Statement filed on July 27, 2001.

       5. Interim Sub-Advisory Agreement dated January 26, 2001 between Mercantile-Safe Deposit & Trust Company and Julius Bear Investment Management Inc. with respect to the International Equity Fund is incorporated herein by reference to exhibit (d) (6) of Post-Effective Amendment No. 28 to the Registrant's Registration Statement filed on July 27, 2001.

       6. Sub-Advisory Agreement dated April 27, 2001 between Mercantile-Safe Deposit & Trust Company and Morgan Stanley Dean Witter Investment Management Limited with respect to the International Equity Fund is incorporated herein by reference to exhibit (d) (7) of Post-Effective Amendment No. 28 to the Registrant's Registration Statement filed on July 27, 2001.

       7. Sub-Advisory Agreement dated April 27, 2001 between Mercantile-Safe Deposit & Trust Company and Julius Bear Investment Management Inc. with respect to the International Equity Fund is incorporated herein by reference to exhibit (d) (8) of Post-Effective Amendment No. 28 to the Registrant's Registration Statement filed on July 27, 2001.

       8. Assumption and Guarantee dated as of May 11, 2001 between Mercantile-Safe Deposit & Trust Company and Mercantile Capital Advisors, Inc. relating to the Advisory Agreement dated July 24, 1998 between Registrant and Mercantile-Safe Deposit & Trust Company is incorporated herein by reference to exhibit (d) (9) of Post-Effective Amendment No. 28 to the Registrant's Registration Statement filed on July 27, 2001.